Exhibit 99.1
January 26, 2026

QVC Group, Inc. Announces Fourth Quarter Earnings Release and Conference Call

WEST CHESTER, Pa., January 26, 2026 /PRNewswire/ -- QVC Group, Inc. (“QVC Group”) (Nasdaq: QVCGA, QVCGP; OTCQB: QVCGB) will host a conference call to discuss results for the fourth quarter of 2025 on Thursday, February 26th at 8:30 a.m. E.T. Before the open of market trading that day, QVC Group will issue a press release reporting such results, which can be found at https://investors.qvcgrp.com/investors/news-events/press-releases. The press release and conference call may discuss QVC Group’s financial performance and outlook, as well as other forward-looking matters.

Please call InComm Conferencing at (877) 704-4234 or +1 (215) 268-9904, confirmation code 13757530, at least 10 minutes prior to the call.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the QVC Group website at https://investors.qvcgrp.com/investors/news-events/ir-calendar to register for the webcast. Links to the press release and replay of the call will also be available on the QVC Group website.

About QVC Group, Inc.

QVC Group, Inc. (Nasdaq: QVCGA, QVCGP; OTCQB: QVCGB) is a Fortune 500 company with six leading retail brands – QVC®, HSN®, Ballard Designs®, Frontgate®, Garnet Hill® and Grandin Road® (collectively, “QVC GroupSM”). QVC GroupSM is a live social shopping company that redefines the shopping experience through video-driven commerce on every screen, from smartphones and tablets to laptops and TVs. QVC Group reaches more than 200 million homes worldwide via 15 television channels, which are widely available on cable/satellite TV, free over-the-air TV, and FAST and other digital livestreaming TV. The retailer also reaches millions of customers via its QVC+ and HSN+ streaming experience, Facebook, Instagram, TikTok, YouTube, Pinterest, websites, mobile apps, print catalogs, and in-store destinations. QVC Group, Inc. also holds various minority interests.

QVC Group, Inc.
Investor Relations, investor@qvcgrp.com
Source: QVC Group, Inc.